Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-145845

June 24, 2008

PAGE TITLE iPath® HOME PAGE

URL http://www.ipathetn.com/index.jsp

[Main Headline]

iPath® Exchange Traded Notes (ETNs)

[Area above top navigation]

WELCOME, GUEST.REGISTER | LOGIN | CONTACT US| ABOUT BARCLAYS

[Top of page tab navigation – all pages]

About iPath ETNs Product Information Investor Materials Education Center

[Center Flash Promo]

2 New Flash Promos rotating between:

- Carbon

- Commodities (all)

[GRAPHIC APPEARS HERE] [Left-side of page navigation—all pages]

Commodities

[Flyouts]

Broad

[Flyouts]

iPath® Dow Jones-AIG Commodity Index Total ReturnSM ETN (DJP)

iPath® S&P GSCI™ Total Return Index ETN (GSP)

Sector

[Flyouts]

iPath® Dow Jones-AIG Energy Total Return Sub-IndexSM ETN (JJE)

iPath® Dow Jones-AIG Agriculture Total Return Sub-IndexSM ETN (JJA)

iPath® Dow Jones-AIG Grains Total Return Sub-IndexSM ETN (JJG)

iPath® Dow Jones-AIG Softs Total Return Sub-IndexSM ETN (JJS)

iPath® Dow Jones-AIG Industrial Metals Total Return Sub-IndexSM ETN (JJM)

iPath® Dow Jones-AIG Precious Metals Total Return Sub-IndexSM ETN (JJP)

iPath® Dow Jones-AIG Livestock Total Return Sub-IndexSM ETN (COW)

Single Commodities

[Flyouts]

Energy

iPath® Dow Jones-AIG Natural Gas Total Return Sub-IndexSM ETN (GAZ)

iPath® S&P GSCI™ Crude Oil Total Return Index ETN (OIL)

Softs

iPath® Dow Jones-AIG Cocoa Total Return Sub-IndexSM ETN (NIB)

iPath® Dow Jones-AIG Sugar Total Return Sub-IndexSM ETN (SGG)

iPath® Dow Jones-AIG Coffee Total Return Sub-IndexSM ETN (JO)

iPath® Dow Jones-AIG Cotton Total Return Sub-IndexSM ETN (BAL)

Industrial Metals

iPath® Dow Jones-AIG Copper Total Return Sub-IndexSM ETN (JJC)

iPath® Dow Jones-AIG Nickel Total Return Sub-IndexSM ETN (JJN)

iPath® Dow Jones-AIG Aluminum Total Return Sub-IndexSM ETN (JJU)

iPath® Dow Jones-AIG Lead Total Return Sub-IndexSM ETN (LD)

iPath® Dow Jones-AIG Tin Total Return Sub-IndexSM ETN (JJT)

Precious Metals

iPath® Dow Jones-AIG Platinum Total Return Sub-IndexSM ETN (PGM)

Currencies

[Flyouts]

iPath® EUR/USD Exchange Rate ETN (ERO)

iPath® GBP/USD Exchange Rate ETN (GBB)

iPath® JPY/USD Exchange Rate ETN (JYN)

iPath® Optimized Currency Carry ETN (ICI)

Emerging Markets

[Flyout]

iPath® MSCI India IndexSM ETN (INP)

Strategies

[Flyout]

iPath® CBOE S&P 500 BuyWrite IndexSM ETN (BWV)

iPath® Optimized Currency Carry ETN (ICI)

Alternatives

[Flyout]

iPath® Global Carbon ETN (GRN)

[Bottom Promotion Area] PROMO 1

IPATH ETNS OFFER

• Cost efficiency

• Daily exchange liquidity

• Index tracking

Learn More >

PROMO 2

iPATH POLL

How did you learn about iPath ETN?

Email

Direct mail

Online Banner Ad

TV Ad

Newspaper/Journal

Colleague

Other

[box]

RESULTS

PROMO 3

THE CASE FOR COMMODITIES

View the PowerPoint presentation covering the rationale for including an allocation to commodities in a diversified portfolio.

PROMO 4

DON’T LET A GOOD IDEA GET AWAY

View the making of the new iPath “origami” ads featuring Robert Lang, a noted physicist turned world-renowned origami artist.

An investment in iPath ETNs involves risks, including possible loss of principal. For a description of the main risks see "Risk Factors" in the applicable prospectus. Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-76-iPATH, or you may request a copy from any other dealer participating in the offering. Barclays Global Investors Services, a subsidiary of Barclays Global Investors, N.A. ("BGINA"), assists in the promotion of the Securities. Barclays Global Investors, N.A. and Barclays Capital Inc. ("BCI") are affiliates of Barclays Bank PLC. iPath ETNs (the "Securities") are unsecured obligations of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the Securities include limited portfolio diversification, trade price fluctuations, uncertain principal repayment, and illiquidity. Investing in the Securities is not equivalent to direct investment in index or index components. The investor fee will reduce the amount of your return at maturity or on redemption, and as a result you may receive less than the principal amount of your investment at maturity or upon redemption of your Securities even if the value of the relevant index has increased. An investment in iPath ETNs may not be suitable for all investors. The Securities may be sold throughout the day on the exchange through any brokerage account. There are restrictions on the minimum number of Securities you may redeem directly with the issuer as specified in the applicable prospectus. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of Securities. Sales in the secondary market may result in significant losses.

iPath ETNs typically have lower investor fees than currently existing mutual funds that invest in similar markets and are available to retail investors. Buying and selling iPath ETNs will result in brokerage commissions. BGINA and its affiliates, and BCI and its affiliates do not provide tax advice and nothing contained herein should be construed to be tax advice. Please be advised that any discussion of U.S. tax matters contained herein (including any attachments) (i) is not intended or written to be used, and cannot be used, by you for the purpose of avoiding U.S. tax-related penalties; and (ii) was written to support the promotion or marketing of the transactions or other matters addressed herein. Accordingly, you should seek advice based on your particular circumstances from an independent tax advisor. A "buy-write" strategy consists of a hypothetical portfolio consisting of a "long" position in the components of an underlying index and the sale of a succession of one-month, at- or slightly out-of-the-money call options on the underlying index or its components. An investment in iPath ETNs linked to buy-write strategies limit participation in any appreciation of the underlying indexes above the strike price of the call options sold, but exposure to any decline in the value of the indexes will not be limited. Stock and option prices may change unpredictably, affecting the value of the buy-write strategy and, consequently, the value of your Securities in unforeseeable ways. The index components for iPath ETNs linked to commodities indexes are concentrated in the commodities sector. The market value of the Securities may be influenced by many unpredictable factors, including, where applicable, highly volatile commodities prices, changes in supply and demand relationships; weather; agriculture; trade; pestilence; changes in interest rates; and monetary and other governmental policies, action and inaction. Index components that track the performance of a single commodity, or index components concentrated in a single sector, are speculative and may typically exhibit higher volatility. The current or “spot” prices of the underlying physical commodities may also affect, in a volatile and inconsistent manner, the prices of futures contracts in respect of the relevant commodity. These factors may affect the value of the index and the value of your Securities in varying ways.

In addition to factors affecting commodities generally, index components composed of futures contracts on industrial metals or energy-related commodities may be subject to additional factors specific to industrial metals or energy-related commodities that might cause price volatility. These may include changes in the level of industrial or commercial activity using industrial metals or with high levels of energy demand; the availability and price of substitutes such as man-made or synthetic substitutes or alternative sources of energy; disruptions in the supply chain; adjustments to inventory; variations in production costs; costs associated with regulatory compliance, including environmental regulations; and changes in industrial, government and consumer demand, both in individual consuming nations and internationally. Index components composed of futures contracts on agricultural products may be subject to additional factors specific to agricultural products that might cause price volatility. These may include weather conditions, including floods, drought and freezing conditions; changes in government policies; planting decisions; and changes in demand for agricultural products, both with end users and as inputs into various industries. Index components composed of futures contracts on precious metals may be subject to additional factors specific to precious metals that might cause price volatility. These may include disruptions in the supply chain, variations in production costs, costs associated with regulatory compliance, including environmental regulations, changes in industrial, government and consumer demand, and in the case of gold and silver, precious metal leasing rates, currency exchange rates, the level of economic growth and inflation and the degree to which consumers, governments, corporate and financial institutions hold physical gold or silver as a safe haven asset (hoarding) which may be caused by a banking crisis/recovery, a rapid change in the value of other assets (both financial and physical) or changes in the level of geopolitical tension.

An investment in iPath ETNs linked to the performance of a foreign currency exchange rate is subject to risks associated with fluctuations, particularly a decline, in the price of the applicable single foreign currency relative to the U.S. dollar. Factors that may have the effect of causing a decline in the price of a foreign currency include national debt levels and trade deficits, domestic and foreign inflation rates, domestic and foreign interest rates, and global or regional economic, financial, political, regulatory, geographical or judicial events. Currency exchange rates may be extremely volatile, and exposure to a single currency can lead to significant losses. An investment in the iPath ETNs linked to the MSCI India Total Return Index may carry risks similar to a concentrated securities investment in a single region. International investments may involve risk of capital loss from unfavorable fluctuation in currency values, from differences in generally accepted accounting principles or from economic or political instability in other nations. Emerging markets involve heightened risks related to the same factors as well as increased volatility and lower trading volume. Securities focusing on a single country may be subject to higher volatility. An investment in iPath ETNs linked to the performance of the Barclays Intelligent Carry IndexTM is subject to risks associated with fluctuations, particularly a decline, in the value of the index. Because the carry trade involves investing in high-yielding currencies with the exposure financed by borrowings in low-yielding currencies, the success of the index strategy, the level of the index and the market value of the securities will depend on the exchange rates and interest rates applicable to the index constituent currencies. If the applicable exchange rates or interest rates move against the direction targeted by the index strategy, the level of the index, and the market value of the securities, will decline. Factors that may contribute to volatile fluctuations in the index include exchange rates applicable to the index constituent currencies, interest rates applicable to the constituent currencies, the prevailing interest rate environment, and global or regional economic, financial, political, regulatory, geographical or judicial events that affect exchange rates and interest rates.

An investment in iPath ETNs linked to the performance of the Barclays Capital Global Carbon Index Total ReturnTM is subject to risks associated with fluctuations, particularly a decline, in the performance of the index caused by unpredictable volatility and movement in the prices of the index components. Trading in futures contracts on carbon emissions commodities, including trading in the index components, is speculative and can be extremely volatile. The commodity futures markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. Market prices of the index components may fluctuate rapidly based on numerous factors including but not limited to changes in supply and demand, domestic and foreign political or government actions and technological developments. These factors could adversely affect the value of the Index and, therefore, the value of your Securities.

Cap & Trade mechanisms have arisen primarily due to relative international consensus on the correlation between the rise in Green House Gas emissions and the onset of Global Warming. Accordingly, changes in regulation and enforcement of Cap & Trade mechanisms as a result of changes in international consensus can adversely affect market behavior and the value of the Securities.

“Dow Jones®”, “AIG®”, “Dow Jones-AIG Commodity IndexSM”, “DJ-AIGCISM”, “Dow Jones-AIG Commodity Index Total ReturnSM”, “Dow Jones-AIG Agriculture Total Return Sub-IndexSM”, “Dow Jones-AIG Aluminum Total Return Sub-IndexSM”, “Dow Jones-AIG Cocoa Total Return Sub-IndexSM”, “Dow Jones-AIG Coffee Total Return Sub-IndexSM”, “Dow Jones-AIG Copper Total Return Sub-IndexSM”, “Dow Jones-AIG Cotton Total Return Sub-IndexSM”, “Dow Jones-AIG Energy Total Return Sub-IndexSM”, “Dow Jones-AIG Grains Total Return Sub-IndexSM”, “Dow Jones-AIG Industrial Metals Total Return Sub-IndexSM”, “Dow Jones-AIG Lead Total Return Sub-IndexSM”, “Dow Jones-AIG Livestock Total Return Sub-IndexSM”, “Dow Jones-AIG Natural Gas Total Return Sub-IndexSM”, “Dow Jones-AIG Nickel Total Return Sub-IndexSM”, “Dow Jones-AIG Platinum Total Return Sub-IndexSM”, “Dow Jones-AIG Precious Metals Total Return Sub-IndexSM”, “Dow Jones-AIG Softs Total Return Sub-IndexSM”, “Dow Jones-AIG Sugar Total Return Sub-IndexSM” and “Dow Jones-AIG Tin Total Return Sub-IndexSM” are registered trademarks or servicemarks of Dow Jones & Company, Inc. (“Dow Jones”), and American International Group, Inc. (“AIG”), as the case may be, and have been licensed for use for certain purposes by Barclays Bank PLC for the Securities. The Securities based on the Dow Jones–AIG Commodity Index Total ReturnSM are not sponsored, endorsed, sold or promoted by Dow Jones, AIG Financial Products Corp. (“AIG-FP”), AIG, or any of their respective subsidiaries or affiliates and none of Dow Jones, AIG-FP, AIG, or any of their respective subsidiaries or affiliates makes any representation regarding the advisability of investing in such Securities.

The MSCI indexes are the exclusive property of Morgan Stanley Capital International Inc. ("MSCI"). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The Pricing Supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI's permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI. "Standard & Poor's®," "S&P®," "GSCI®," "S&P GSCI™," "S&P GSCI™ Index," "S&P GSCI™ Total Return Index," "S&P GSCI™ Crude Oil Total Return Index" and "S&P GSCI™ Commodity Index" are trademarks or service marks of The McGraw-Hill Companies, Inc. and have been licensed for use by Barclays Bank PLC in connection with the Securities. The S&P GSCI™ Index, the S&P GSCI™ Total Return Index, the S&P GSCI™ Crude Oil Total Return Index, and S&P GSCI™ Commodity Index are not owned, endorsed, or approved by or associated with Goldman Sachs & Co. or its affiliated companies. The Securities are not sponsored, endorsed, sold or promoted by Standard & Poor's, a division of the McGraw-Hill Companies, Inc. or any of its affiliates ("Standard & Poor's").Standard & Poor's does not make any representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the S&P GSCI™ Index or any of its subindexes to track general commodity market performance. "Standard & Poor's®," "S&P®," "S&P 500®," "Standard & Poor's 500," and "500" are trademarks of Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and "BuyWrite" and "CBOE" are trademarks of the Chicago Board Options Exchange, Incorporated ("CBOE"). These marks have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold or promoted by Standard & Poor's or CBOE and Standard & Poor's and CBOE make no representation regarding the advisability of investing in the Securities. “Barclays Intelligent Carry IndexTM” and the “USD Intelligent Carry IndexTM” are trademarks of Barclays Bank PLC and have been licensed for use by Barclays Capital in connection with the calculation of the Index.

“Barclays Capital Global Carbon IndexTM” and “Barclays Capital Global Carbon Index Total ReturnTM” are trademarks of Barclays Bank PLC and have been licensed for use by Barclays Capital in connection with the calculation of the Index.

NOT FDIC INSURED · NO BANK GUARANTEE · MAY LOSE VALUE

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | BARCLAYS GLOBAL INVESTORS | PRESS RELEASES

©2008 Barclays Global Investors, N.A. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property of their respective owners.

PAGE TITLE	Product Information
URL	http://www.ipathetn.com/product_info.jsp

[Header]
PRODUCT INFORMATION

[Subhead]
iPATH EXCHANGE TRADED NOTES

ISSUER DETAILS: Barclays Bank PLC

DAILY LIQUIDITY: iPath ETNs can be bought or sold anytime during market hours.

[Graphic] PRINT THIS PAGE [Graphic] iPath Product List

Product Name	Ticker	Yearly Fee (%)	Category	Exchange	Maturity Date
iPath® CBOE S&P 500 BuyWrite Index℠ ETN	BWV	0.75	Strategies	AMEX	05/28/37
iPath® Dow Jones-AIG Agriculture Total Return Sub-Index℠ ETN	JJA	0.75	Commodities	NYSE Arca	10/22/37
iPath® Dow Jones-AIG Commodity Index Total Return℠ ETN	DJP	0.75	Commodities	NYSE Arca	06/12/36
iPath® Dow Jones-AIG Copper Total Return Sub-Index℠ ETN	JJC	0.75	Commodities	NYSE Arca	10/22/37
iPath® Dow Jones-AIG Energy Total Return Sub-Index℠ ETN	JJE	0.75	Commodities	NYSE Arca	10/22/37
iPath® Dow Jones-AIG Grains Total Return Sub-Index℠ ETN	JJG	0.75	Commodities	NYSE Arca	10/22/37
iPath® Dow Jones-AIG Industrial Metals Total Return Sub-Index℠ ETN	JJM	0.75	Commodities	NYSE Arca	10/22/37
iPath® Dow Jones-AIG Livestock Total Return Sub-Index℠ ETN	COW	0.75	Commodities	NYSE Arca	10/22/37
iPath® Dow Jones-AIG Natural Gas Total Return Sub-Index℠ ETN	GAZ	0.75	Commodities	NYSE Arca	10/22/37
iPath® Dow Jones-AIG Nickel Total Return Sub-Index℠ ETN	JJN	0.75	Commodities	NYSE Arca	10/22/37
iPath® EUR/USD Exchange Rate ETN	ERO	0.40	Currencies	NYSE Arca	05/14/37
iPath® GBP/USD Exchange Rate ETN	GBB	0.40	Currencies	NYSE Arca	05/14/37
iPath® JPY/USD Exchange Rate ETN	JYN	0.40	Currencies	NYSE Arca	05/14/37
iPath® MSCI India Index℠ ETN	INP	0.89	Emerging Markets	NYSE Arca	12/18/36
iPath® S&P GSCI™ Crude Oil Total Return Index ETN	OIL	0.75	Commodities	NYSE Arca	08/14/36
iPath® S&P GSCI™ Total Return Index ETN	GSP	0.75	Commodities	NYSE Arca	06/12/36
iPath® Optimized Currency Carry ETN	ICI	0.65	Strategies	NYSE Arca	1/28/38
iPath® Dow Jones-AIG Softs Total Return Sub-Index℠ ETN	JJS	0.75	Commodities	NYSE Arca	06/24/38
iPath® Dow Jones-AIG Precious Metals Total Return Sub-Index℠ ETN	JJP	0.75	Commodities	NYSE Arca	06/24/38
iPath® Dow Jones-AIG Cocoa Total Return Sub-Index℠ ETN	NIB	0.75	Commodities	NYSE Arca	06/24/38
iPath® Dow Jones-AIG Coffee Total Return Sub-Index℠ ETN	JO	0.75	Commodities	NYSE Arca	06/24/38
iPath® Dow Jones-AIG Cotton Total Return Sub-Index℠ ETN	BAL	0.75	Commodities	NYSE Arca	06/24/38
iPath® Dow Jones-AIG Sugar Total Return Sub-Index℠ ETN	SGG	0.75	Commodities	NYSE Arca	06/24/38
iPath® Dow Jones-AIG Aluminum Total Return Sub-Index℠ ETN	JJU	0.75	Commodities	NYSE Arca	06/24/38
iPath® Dow Jones-AIG Lead Total Return Sub-Index℠ ETN	LD	0.75	Commodities	NYSE Arca	06/24/38
iPath® Dow Jones-AIG Tin Total Return Sub-Index℠ ETN	JJT	0.75	Commodities	NYSE Arca	06/24/38
iPath® Dow Jones-AIG Platinum Total Return Sub-Index℠ ETN	PGM	0.75	Commodities	NYSE Arca	06/24/38
iPath® Global Carbon ETN	GRN	0.75	Alternatives	NYSE Arca	06/24/38

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | BARCLAYS GLOBAL INVESTORS | PRESS RELEASES
©2008 Barclays Global Investors, N.A. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property of their respective owners.

Page Title Investor Materials

URL http://www.ipathetn.com/investor_materials.jsp

[Header]

INVESTOR MATERIALS

Get the details you need to make informed decisions about iPath ETNs. Our comprehensive prospectuses cover pricing, product descriptions, investment risks, distribution plans, tax considerations and much more.

[Category]

Prospectus [Flyouts]

Document categories

iPath Commodity ETNs

• iPath® Dow Jones-AIG Commodity Index Total ReturnSM ETN (DJP)

• iPath® S&P GSCI™ Total Return Index ETN (GSP)

• iPath® Dow Jones-AIG Energy Total Return Sub-IndexSM ETN (JJE)

• iPath® Dow Jones-AIG Agriculture Total Return Sub-IndexSM ETN (JJA)

• iPath® Dow Jones-AIG Grains Total Return Sub-IndexSM ETN (JJG)

• iPath® Dow Jones-AIG Softs Total Return Sub-IndexSM ETN (JJS)

• iPath® Dow Jones-AIG Industrial Metals Total Return Sub-IndexSM ETN (JJM)

• iPath® Dow Jones-AIG Precious Metals Total Return Sub-IndexSM ETN (JJP)

• iPath® Dow Jones-AIG Livestock Total Return Sub-IndexSM ETN (COW)

• iPath® Dow Jones-AIG Natural Gas Total Return Sub-IndexSM ETN (GAZ)

• iPath® S&P GSCI™ Crude Oil Total Return Index ETN (OIL)

• iPath® Dow Jones-AIG Cocoa Total Return Sub-IndexSM ETN (NIB)

• iPath® Dow Jones-AIG Coffee Total Return Sub-IndexSM ETN (JO)

• iPath® Dow Jones-AIG Cotton Total Return Sub-IndexSM ETN (BAL)

• iPath® Dow Jones-AIG Sugar Total Return Sub-IndexSM ETN (SGG)

• iPath® Dow Jones-AIG Aluminum Total Return Sub-IndexSM ETN (JJU)

• iPath® Dow Jones-AIG Copper Total Return Sub-IndexSM ETN (JJC)

• iPath® Dow Jones-AIG Lead Total Return Sub-IndexSM ETN (LD)

• iPath® Dow Jones-AIG Nickel Total Return Sub-IndexSM ETN (JJN)

• iPath® Dow Jones-AIG Tin Total Return Sub-IndexSM ETN (JJT)

• iPath® Dow Jones-AIG Platinum Total Return Sub-IndexSM ETN (PGM)

iPath Currency ETNs

• iPath® EUR/USD Exchange Rate ETN (ERO)

• iPath® GBP/USD Exchange Rate ETN (GBB)

• iPath® JPY/USD Exchange Rate ETN (JYN)

• iPath® Optimized Currency Carry ETN (ICI)

iPath Emerging Market ETNs

• iPath® MSCI India IndexSM ETN (INP)

iPath Strategies ETNs

• iPath® CBOE S&P 500 BuyWrite IndexSM ETN (BWV)

• iPath® Optimized Currency Carry ETN (ICI)

iPath Alternatives ETNs

• iPath® Global Carbon ETN (GRN)

Fact Sheet [Flyouts]

iPath Commodity ETNs

- iPath® Dow Jones-AIG **Commodity** Index Total Return^{SM} ETN (DJP)
- iPath® S&P GSCI™ **Total Return** Index ETN (GSP)
- iPath® Dow Jones-AIG **Energy** Total Return Sub-Index^{SM} ETN (JJE)
- iPath® Dow Jones-AIG **Agriculture** Total Return Sub-Index^{SM} ETN (JJA)
- iPath® Dow Jones-AIG **Grains** Total Return Sub-Index^{SM} ETN (JJG)
- iPath® Dow Jones-AIG **Softs** Total Return Sub-Index^{SM} ETN (JJS)
- iPath® Dow Jones-AIG **Industrial Metals** Total Return Sub-Index^{SM} ETN (JJM)
- iPath® Dow Jones-AIG **Precious Metals** Total Return Sub-Index^{SM} ETN (JJP)
- iPath® Dow Jones-AIG **Livestock** Total Return Sub-Index^{SM} ETN (COW)
- iPath® Dow Jones-AIG **Natural Gas** Total Return Sub-Index^{SM} ETN (GAZ)
- iPath® S&P GSCI™ **Crude Oil** Total Return Index ETN (OIL)
- iPath® Dow Jones-AIG **Cocoa** Total Return Sub-Index^{SM} ETN (NIB)
- iPath® Dow Jones-AIG **Coffee** Total Return Sub-Index^{SM} ETN (JO)
- iPath® Dow Jones-AIG **Cotton** Total Return Sub-Index^{SM} ETN (BAL)
- iPath® Dow Jones-AIG **Sugar** Total Return Sub-Index^{SM} ETN (SGG)
- iPath® Dow Jones-AIG **Aluminum** Total Return Sub-Index^{SM} ETN (JJU)
- iPath® Dow Jones-AIG **Copper** Total Return Sub-Index^{SM} ETN (JJC)
- iPath® Dow Jones-AIG **Lead** Total Return Sub-Index^{SM} ETN (LD)
- iPath® Dow Jones-AIG **Nickel** Total Return Sub-Index^{SM} ETN (JJN)
- iPath® Dow Jones-AIG **Tin** Total Return Sub-Index^{SM} ETN (JJT)
- iPath® Dow Jones-AIG **Platinum** Total Return Sub-Index^{SM} ETN (PGM)

iPath Currency ETNs

- iPath® **EUR/USD** Exchange Rate ETN (ERO)
- iPath® **GBP/USD** Exchange Rate ETN (GBB)
- iPath® **JPY/USD** Exchange Rate ETN (JYN)
- iPath® Optimized **Currency Carry** ETN (ICI)

iPath Emerging Market ETNs

- iPath® MSCI **India** Index^{SM} ETN (INP)

iPath Strategies ETNs

- iPath® CBOE S&P 500 **BuyWrite** IndexSM ETN (BWV)
- iPath® Optimized **Currency Carry** ETN (ICI)

iPath Alternatives ETNs

- iPath® Global Carbon ETN (GRN)

Category Basics [Flyouts]

Commodities

- Using Commodities to Diversify
- Basics of Commodities

Currencies

- Basics of Currencies
- ICI Product Strategy Brief

Strategies

- ICI Product Strategy Brief

Alternatives

• Basics of Carbon Emissions

• Barclays Capital Global Carbon Index Guide

Frequently Asked Questions

iPath Product List

iPath Trading Strategy Report

ETN Information [Flyouts]

iPath Tax FAQs

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | BARCLAYS GLOBAL INVESTORS | PRESS RELEASES

©2008 Barclays Global Investors, N.A. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property of their respective owners.

iPath Exchange Traded Notes

WELCOME, Paragi. | My Profile | Logout | Contact Us | About Barclays

BARCLAYS

Search | About iPath ETNs | Product Information | Investor Materials | Education Center

Commodities

Currencies

Emerging Markets

Strategies

Email this page

Press Releases

iPATH EXCHANGE TRADED NOTES

- June 25, 2008
  Barclays Launches First Exchange Traded Note Linked to Carbon
- March 28, 2008
  Barclays Launches iPath® Exchange Traded Note Linked to Barclays Intelligent Carry Index™
- January 15, 2008
  iPath® MSCI India Index℠ ETN Important Notice re: INP 01/15/08
- December 17, 2007
  Barclays iPath® Exchange Traded Notes Scheduled to Move to NYSE Arca
- December 10, 2007
  IRS Ruling Provides Clarity to Investors in Barclays iPath® Currency Exchange Traded Notes
  See related FAQs
- November 5, 2007
  iPath® MSCI India Index℠ ETN Important Notice re: INP 11/05/07
- October 26, 2007
  iPath® MSCI India Index℠ ETN Important Notice re: INP 10/26/07
- October 1, 2007
  Barclays iPath® ETNs Move from Weekly to Daily Redemption
- September 20, 2007
  Barclays iPath® ETNs attract more than $3 billion in market capitalization

iPath Exchange Traded Notes
WELCOME, Paragi. | My Profile | Logout | Contact Us | About Barclays
BARCLAYS
Search
About iPath ETNs | Product Information | Investor Materials | Education Center
Commodities
Currencies
Emerging Markets
Strategies
Email this page

Portfolio Management Strategies with iPath® ETNs

DIVERSIFICATION WITH iPATH® COMMODITY EXCHANGE TRADED NOTES

As investment professionals, you are well aware of the importance of properly diversified portfolios for your clients. Yet many clients equate diversification with the sheer number of stocks or funds that they own, or think of risk management as allocating to bonds, which they view as a "safe" investment. Others do not understand how to make their investments work together.

Walking your clients through the steps necessary to achieve the benefits of diversification can distinguish your advisory services, and also underscore your value in managing risk and return. Fortunately, iPath Exchange Traded Notes can help, by offering tools designed to enhance a portfolio's diversification. A particularly good example is the iPath Commodity Exchange Traded Notes.

Diversification with iPath ETNs: An Overview

There are eleven iPath Commodity ETNs:

- iPath® Dow Jones-AIG Commodity Index Total Return℠ ETN
- iPath® Dow Jones-AIG Agriculture Total Return Sub-Index℠ ETN
- iPath® Dow Jones-AIG Energy Total Return Sub-Index℠ ETN
- iPath® Dow Jones-AIG Grains Total Return Sub-Index℠ ETN
- iPath® Dow Jones-AIG Industrial Metals Total Return Sub-Index℠ ETN
- iPath® Dow Jones-AIG Livestock Total Return Sub-Index℠ ETN
- iPath® Dow Jones-AIG Copper Total Return Sub-Index℠ ETN
- iPath® Dow Jones-AIG Natural Gas Total Return Sub-Index℠ ETN
- iPath® Dow Jones-AIG Nickel Total Return Sub-Index℠ ETN
- iPath® S&P GSCI™ Total Return Index ETN
- iPath® S&P GSCI™ Crude Oil Total Return Index ETN.

There are 21 iPath Commodity ETNs that rovide investors the vehicles to enhance the diversification of their portfolios consisting of traditional assets and alternative, low-correlating assets.

They offer:

- The potential to enhance a portfolio's risk-adjusted returns by lowering overall portfolio volatility.
- Immediate, cost-efficient[1] exposure to an asset class that has not always been easy to access, commodities.

PAGE TITLE	iPath® Dow Jones-AIG Precious Metals Total Return Sub-Index℠ ETN
TAB	Overview
URL	http://www.ipathetn.com/iPath-Dow-Jones-AIG-Precious Metals-Total-Return-Subindex-ETN-overview.jsp

[Header Graphic]

iPath® Dow Jones-AIG Precious Metals Total Return Sub-Index℠ ETN **(JJP)**

The Dow Jones-AIG Precious Metals Total Return Sub-Index℠ is a sub-index of the Dow Jones-AIG Commodity Index Total Return℠ and is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index as well as the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Dow Jones-AIG Precious Metals Total Return Sub-Index℠ is a multiple-commodity sub-index consisting of the contracts included in the Dow Jones-AIG Commodity Index Total Return℠ related to precious metals. Contracts for two commodities are currently included in the Dow Jones-AIG Precious Metals Total Return Sub-Index℠: gold and silver.

[Tabs]

OVERVIEW [Graphic] PRINT THIS PAGE

Market Data Profile Returns Correlations

Related Links

- Prospectus
- Info Sheet
- Commodities Basics
- Using Commodities to Diversify
- Indicative Value Information
- Data Downloads (CSV Files)

Market Data		As of [•]/[•]/2008	
Closing Price	N/A	Volume	N/A
Net Change	N/A	20-Day Volume Average	N/A
% Change	N/A	Shares Outstanding	N/A
High	N/A	Market Capitalization*	N/A
Low	N/A	Daily Indicative Value†	N/A

** Market Capitalization = Daily Indicative Value x Shares Outstanding*

† Source: Barclays Bank PLC. The "Daily Indicative Value" is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.

BACK TO TOP

Profile			
Primary Exchange	NYSE Arca	Bloomberg Index Ticker	DJAIPRTR

Profile

Primary Exchange NYSE Arca Bloomberg Index Ticker DJAIPRTR

Ticker JJP CUSIP 06739H248

Intraday Indicative Value Ticker JJP.IV Inception Date 06/24/2008

Bloomberg ETN Keystroke JJP<EQUITY><GO> Maturity Date 06/24/2038

Yearly Fee 0.75%¹

[GRAPHIC APPEARS HERE]

[GRAPHIC APPEARS HERE]

As of 05/31/2008

Returns

1 mo. 3 mo. 6 mo. YTD 1 Yr. 3 Yr. 5 Yr. 10 Yr. Since Note Incept.

Index 2.45% -11.00% 14.03% 7.29% 30.14% 28.06% 21.30% 11.76% N/A

iPath Indicative Value Return N/A N/A N/A N/A N/A N/A N/A N/A N/A

[GRAPHIC APPEARS HERE]

As of 05/31/2008

Market Price Returns

1 mo. 3 mo. 6 mo. YTD 1 Yr. 3 Yr. 5 Yr. 10 Yr. Since Note Incept.

iPath Market Price Return N/A N/A N/A N/A N/A N/A N/A N/A N/A

Source: BGI. Period ending 05/08. The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.

[GRAPHIC APPEARS HERE]

As of 05/31/2008

Correlations

Dow Jones-AIG Precious Metals Total Return Sub-IndexSM 1.00

Dow Jones-AIG Commodity Index Total ReturnSM 0.57

S&P GSCITM Total Return Index 0.30

S&P 500® Index 0.02

Lehman U.S. Aggregate Index 0.17

MSCI EAFE Index 0.25

Sources: Dow Jones, AIG-FP, MSCI, Inc, Lehman Brothers, S&P, BGI (05/03-05/08) based on monthly returns.

Index Returns Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions which will reduce actual returns.

Indicative Value Returns The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date. A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value An intraday "indicative value" meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the daily indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term "indicative value" refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level)—Current Investor Fee Where: Principal Amount per Unit = $50 Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor. Initial Index Level = The closing level of the relevant index on the inception date. Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indexes underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹ The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

2 The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | BARCLAYS GLOBAL INVESTORS | PRESS RELEASES

©2008 Barclays Global Investors, N.A. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property of their respective owners.

PAGE TITLE iPath® Dow Jones-AIG Precious Metals Index Total Return Sub-IndexSM ETN

TAB Sector Weightings

URL http://www.ipathetn.com/iPath-Dow-Jones-AIG-Precious-Metals-Total-Return-Subindex-ETN-sector.jsp

[Header Graphic]

iPath® Dow Jones-AIG Precious Metals Total Return Sub-IndexSM ETN (JJP)

The Dow Jones-AIG Precious Metals Total Return Sub-IndexSM is a sub-index of the Dow Jones-AIG Commodity Index Total ReturnSM and is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index as well as the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Dow Jones-AIG Precious Metals Total Return Sub-IndexSM is a multiple-commodity sub-index consisting of the contracts included in the Dow Jones-AIG Commodity Index Total ReturnSM related to precious metals. Contracts for two commodities are currently included in the Dow Jones-AIG Precious Metals Total Return Sub-IndexSM: gold and silver.

PIE CHART

Commodity Weighting

Gold 71.81%

Silver 28.19%

Sources: Dow Jones AIG as of 05/31/08.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | BARCLAYS GLOBAL INVESTORS | PRESS RELEASES

©2008 Barclays Global Investors, N.A. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property of their respective owners.

Overview sector weightings print this page

PAGE TITLE iPath® Dow Jones-AIG Softs Total Return Sub-IndexSM ETN

TAB Overview

URL http://www.ipathetn.com/iPath-Dow-Jones-AIG-Softs-Total-Return-Subindex-ETN-overview.jsp

[Header Graphic]

iPath® Dow Jones-AIG Softs Total Return Sub-IndexSM ETN (JJS)

The Dow Jones-AIG Softs Total Return Sub-IndexSM is a sub-index of the Dow Jones-AIG Commodity Index Total ReturnSM and is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index as well as the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Dow Jones-AIG Softs Total Return Sub-IndexSM is a multiple-commodity sub-index consisting of the contracts included in the Dow Jones-AIG Commodity Index Total ReturnSM related to soft products. Contracts for three commodities are currently included in the Dow Jones-AIG Softs Total Return Sub-IndexSM: coffee, cotton and sugar.

[Tabs]

OVERVIEW [Graphic] PRINT THIS PAGE

Market Data Profile Returns Correlations

Prospectus

Info Sheet

Commodities Basics

Using Commodities to Diversify

Indicative Value Information

Data Downloads (CSV Files)

Market Data As of [•]/[•]/2008

Closing Price N/A Volume N/A

Net Change N/A 20-Day Volume Average N/A

% Change N/A Shares Outstanding N/A

High N/A Market Capitalization* N/A

Low N/A Daily Indicative Value† N/A

• Market Capitalization = Daily Indicative Value x Shares Outstanding † Source: Barclays Bank PLC. The "Daily Indicative Value" is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.

Profile

Primary Exchange NYSE Arca Bloomberg Index Ticker DJAISOTR

Ticker JJS CUSIP 06739H230

Intraday Indicative Value Ticker JJS.IV Inception Date 06/24/2008

Bloomberg ETN Keystroke JJS<EQUITY><GO> Maturity Date 06/24/2038

Yearly Fee 0.75%¹

As of 05/31/2008

Returns

1 mo. 3 mo. 6 mo. YTD 1 Yr. 3 Yr. 5 Yr. 10 Yr. Since Note Incept.

Index -8.04% -26.57% -2.22% -9.42% 2.44% -5.38% -1.39% -5.41% N/A

iPath Indicative Value Return N/A N/A N/A N/A N/A N/A N/A N/A N/A

As of 05/31/2008

Market Price Returns

1 mo. 3 mo. 6 mo. YTD 1 Yr. 3 Yr. 5 Yr. 10 Yr. Since Note Incept.

iPath Market Price Return N/A N/A N/A N/A N/A N/A N/A N/A N/A

Source: BGI. Period ending 05/08. The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.

As of 05/31/2008

Correlations

Dow Jones-AIG Softs Total Return Sub-IndexSM 1.00

Dow Jones-AIG Commodity Index Total ReturnSM 0.42

S&P GSCITM Total Return Index 0.20

S&P 500® Index -0.03

Lehman U.S. Aggregate Index -0.04

MSCI EAFE Index 0.21

Sources: Dow Jones, AIG-FP, MSCI, Inc, Lehman Brothers, S&P, BGI (05/03-05/08) based on monthly returns.

Index Returns Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions which will reduce actual returns.

Indicative Value Returns The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date. A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value An intraday "indicative value" meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the daily indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term "indicative value" refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level)—Current Investor Fee Where: Principal Amount per Unit = $50 Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor. Initial Index Level = The closing level of the relevant index on the inception date. Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indexes underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹ The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

2 The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | BARCLAYS GLOBAL INVESTORS | PRESS RELEASES

©2008 Barclays Global Investors, N.A. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property of their respective owners.

PAGE TITLE iPath® Dow Jones-AIG Softs Index Total Return Sub-IndexSM ETN

TAB Sector Weightings

URL http://www.ipathetn.com/iPath-Dow-Jones-AIG-Softs-Total-Return-Subindex-ETN-sector.jsp

[Header Graphic]

iPath® Dow Jones-AIG Softs Total Return Sub-IndexSM ETN (JJS)

The Dow Jones-AIG Softs Total Return Sub-IndexSM is a sub-index of the Dow Jones-AIG Commodity Index Total ReturnSM and is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index as well as the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Dow Jones-AIG Softs Total Return Sub-IndexSM is a multiple-commodity sub-index consisting of the contracts included in the Dow Jones-AIG Commodity Index Total ReturnSM related to soft products. Contracts for three commodities are currently included in the Dow Jones-AIG Softs Total Return Sub-IndexSM: coffee, cotton and sugar.

PIE CHART

Commodity Weighting

Coffee 37.16%

Cotton 28.69%

Sugar 34.15%

Sources: Dow Jones AIG as of 05/31/08.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | BARCLAYS GLOBAL INVESTORS | PRESS RELEASES

©2008 Barclays Global Investors, N.A. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property of their respective owners.

Overview sector weightings print this page

PAGE TITLE iPath® Dow Jones-AIG Cocoa Total Return Sub-IndexSM ETN

TAB Overview

URL http://www.ipathetn.com/iPath-Dow-Jones-AIG-Cocoa-Total-Return-Subindex-ETN-overview.jsp

[Header Graphic]

iPath® Dow Jones-AIG Cocoa Total Return Sub-IndexSM ETN (NIB)

The Dow Jones-AIG Cocoa Total Return Sub-IndexSM is a sub-index of the Dow Jones-AIG Commodity Index Total ReturnSM and is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index as well as the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Dow Jones-AIG Cocoa Total Return Sub-IndexSM is a single-commodity sub-index currently consisting of one futures contract on the commodity of cocoa, which is included in the Dow Jones-AIG Commodity Index Total ReturnSM.

[Tabs]

OVERVIEW [Graphic] PRINT THIS PAGE

Market Data Profile Returns Correlations

Prospectus

Info Sheet

Commodities Basics

Using Commodities to Diversify

Indicative Value Information

Data Downloads (CSV Files)

Market Data As of [•]/[•]/2008

Closing Price N/A Volume N/A

Net Change N/A 20-Day Volume Average N/A

% Change N/A Shares Outstanding N/A

High N/A Market Capitalization* N/A

Low N/A Daily Indicative Value† N/A

* Market Capitalization = Daily Indicative Value x Shares Outstanding † Source: Barclays Bank PLC. The "Daily Indicative Value" is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.

Profile

Primary Exchange NYSE Arca Bloomberg Index Ticker DJAICCTR

Ticker NIB CUSIP 06739H313

Intraday Indicative Value Ticker NIB.IV Inception Date 06/24/2008

Bloomberg ETN Keystroke NIB<EQUITY><GO> Maturity Date 06/24/2038

Yearly Fee 0.75%¹

As of 05/31/2008

Returns

1 mo. 3 mo. 6 mo. YTD 1 Yr. 3 Yr. 5 Yr. 10 Yr. Since Note Incept.

Index -1.77% -2.74% 35.34% 31.53% 38.86% 18.17% 10.24% 1.57% N/A

iPath Indicative Value Return N/A N/A N/A N/A N/A N/A N/A N/A N/A

As of 05/31/2008

Market Price Returns

1 mo. 3 mo. 6 mo. YTD 1 Yr. 3 Yr. 5 Yr. 10 Yr. Since Note Incept.

iPath Market Price Return N/A N/A N/A N/A N/A N/A N/A N/A N/A

Source: BGI. Period ending 05/08. The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.

As of 05/31/2008

Correlations

Dow Jones-AIG Cocoa Total Return Sub-IndexSM 1.00

Dow Jones-AIG Commodity Index Total ReturnSM 0.31

S&P GSCITM Total Return Index 0.23

S&P 500® Index -0.03

Lehman U.S. Aggregate Index 0.04

MSCI EAFE Index 0.07

Sources: Dow Jones, AIG-FP, MSCI, Inc, Lehman Brothers, S&P, BGI (05/03-05/08) based on monthly returns.

Index Returns Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions which will reduce actual returns.

Indicative Value Returns The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date. A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value An intraday "indicative value" meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the daily indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term "indicative value" refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level)—Current Investor Fee Where: Principal Amount per Unit = $50 Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor. Initial Index Level = The closing level of the relevant index on the inception date. Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indexes underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹ The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

2 The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | BARCLAYS GLOBAL INVESTORS | PRESS RELEASES

©2008 Barclays Global Investors, N.A. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property of their respective owners.

PAGE TITLE iPath® Dow Jones-AIG Coffee Total Return Sub-IndexSM ETN

TAB Overview

URL http://www.ipathetn.com/iPath-Dow-Jones-AIG-Coffee-Total-Return-Subindex-ETN-overview.jsp

[Header Graphic]

iPath® Dow Jones-AIG Coffee Total Return Sub-IndexSM ETN (JO)

The Dow Jones-AIG Coffee Total Return Sub-IndexSM is a sub-index of the Dow Jones-AIG Commodity Index Total ReturnSM and is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index as well as the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Dow Jones-AIG Coffee Total Return Sub-IndexSM is a single-commodity sub-index currently consisting of one futures contract on the commodity of coffee, which is included in the Dow Jones-AIG Commodity Index Total ReturnSM.

[Tabs]

OVERVIEW [Graphic] PRINT THIS PAGE

Market Data Profile Returns Correlations

[GRAPHIC APPEARS HERE]

Prospectus

Info Sheet

Commodities Basics

Using Commodities to Diversify

Indicative Value Information

Data Downloads (CSV Files)

Market Data As of [•]/[•]/2008

Closing Price N/A Volume N/A

Net Change N/A 20-Day Volume Average N/A

% Change N/A Shares Outstanding N/A

High N/A Market Capitalization* N/A

Low N/A Daily Indicative Value† N/A

[GRAPHIC APPEARS HERE]

* Market Capitalization = Daily Indicative Value x Shares Outstanding † Source: Barclays Bank PLC. The "Daily Indicative Value" is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.

[GRAPHIC APPEARS HERE]

Profile

Primary Exchange NYSE Arca Bloomberg Index Ticker DJAIKCTR

Ticker JO CUSIP 06739H297

Intraday Indicative Value Ticker JO.IV Inception Date 06/24/2008

Bloomberg ETN Keystroke JO<EQUITY><GO> Maturity Date 06/24/2038

Yearly Fee 0.75%¹

[GRAPHIC APPEARS HERE]

[GRAPHIC APPEARS HERE]

As of 05/31/2008

Returns

1 mo. 3 mo. 6 mo. YTD 1 Yr. 3 Yr. 5 Yr. 10 Yr. Since Note Incept.

Index -1.00% -20.90% 1.03% -4.41% 8.80% -6.28% 3.84% -12.37% N/A

iPath Indicative Value Return N/A N/A N/A N/A N/A N/A N/A N/A N/A

As of 05/31/2008

Market Price Returns

1 mo. 3 mo. 6 mo. YTD 1 Yr. 3 Yr. 5 Yr. 10 Yr. Since Note Incept.

iPath Market Price Return N/A N/A N/A N/A N/A N/A N/A N/A N/A

Source: BGI. Period ending 05/08. The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.

[GRAPHIC APPEARS HERE]

As of 05/31/2008

Correlations

Dow Jones-AIG Coffee Total Return Sub-IndexSM 1.00

Dow Jones-AIG Commodity Index Total ReturnSM 0.29

S&P GSCITM Total Return Index 0.10

S&P 500® Index 0.14

Lehman U.S. Aggregate Index -0.03

MSCI EAFE Index 0.25

Sources: Dow Jones, AIG-FP, MSCI, Inc, Lehman Brothers, S&P, BGI (05/03-05/08) based on monthly returns.

Index Returns Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions which will reduce actual returns.

Indicative Value Returns The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date. A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value An intraday "indicative value" meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the daily indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term "indicative value" refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level)—Current Investor Fee Where: Principal Amount per Unit = $50 Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor. Initial Index Level = The closing level of the relevant index on the inception date. Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indexes underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹ The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

2 The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | BARCLAYS GLOBAL INVESTORS | PRESS RELEASES

©2008 Barclays Global Investors, N.A. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property of their respective owners.

PAGE TITLE iPath® Dow Jones-AIG Cotton Total Return Sub-IndexSM ETN

TAB Overview

URL http://www.ipathetn.com/iPath-Dow-Jones-AIG-Cotton-Total-Return-Subindex-ETN-overview.jsp

[Header Graphic]

iPath® Dow Jones-AIG Cotton Total Return Sub-IndexSM ETN (BAL)

The Dow Jones-AIG Cotton Total Return Sub-IndexSM is a sub-index of the Dow Jones-AIG Commodity Index Total ReturnSM and is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index as well as the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Dow Jones-AIG Cotton Total Return Sub-IndexSM is a single-commodity sub-index currently consisting of one futures contract on the commodity of cotton, which is included in the Dow Jones-AIG Commodity Index Total ReturnSM.

[Tabs]

OVERVIEW [Graphic] PRINT THIS PAGE

Market Data Profile Returns Correlations

Prospectus

Info Sheet

Commodities Basics

Using Commodities to Diversify

Indicative Value Information

Data Downloads (CSV Files)

Market Data As of [•]/[•]/2008

Closing Price N/A Volume N/A

Net Change N/A 20-Day Volume Average N/A

% Change N/A Shares Outstanding N/A

High N/A Market Capitalization* N/A

Low N/A Daily Indicative Value† N/A

* Market Capitalization = Daily Indicative Value x Shares Outstanding † Source: Barclays Bank PLC. The "Daily Indicative Value" is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.

Profile

Profile

Primary Exchange NYSE Arca Bloomberg Index Ticker DJAICTTR

Ticker BAL CUSIP 06739H271

Intraday Indicative Value Ticker BAL.IV Inception Date 06/24/2008

Bloomberg ETN Keystroke BAL<EQUITY><GO> Maturity Date 06/24/2038

Yearly Fee 0.75%¹

As of 05/31/2008

Returns

1 mo. 3 mo. 6 mo. YTD 1 Yr. 3 Yr. 5 Yr. 10 Yr. Since Note Incept.

Index -7.50% -23.03% -2.56% -9.32% 4.12% -8.05% -9.32% -12.85% N/A

iPath Indicative Value Return N/A N/A N/A N/A N/A N/A N/A N/A N/A

As of 05/31/2008

Market Price Returns

1 mo. 3 mo. 6 mo. YTD 1 Yr. 3 Yr. 5 Yr. 10 Yr. Since Note Incept.

iPath Market Price Return N/A N/A N/A N/A N/A N/A N/A N/A N/A

Source: BGI. Period ending 05/08. The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.

As of 05/31/2008

Correlations

Dow Jones-AIG Cotton Total Return Sub-IndexSM 1.00

Dow Jones-AIG Commodity Index Total ReturnSM 0.24

S&P GSCITM Total Return Index 0.04

S&P 500® Index -0.01

Lehman U.S. Aggregate Index 0.03

MSCI EAFE Index 0.19

Sources: Dow Jones, AIG-FP, MSCI, Inc, Lehman Brothers, S&P, BGI (05/03-05/08) based on monthly returns.

Index Returns Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

unmanaged and one cannot invest directly in an index.
BACK TO TOP

Market Returns
Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions which will reduce actual returns.
BACK TO TOP

Indicative Value Returns
The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.
BACK TO TOP

Redemption Value
Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units[2] of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.
BACK TO TOP

Indicative Value
An intraday "indicative value" meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the daily indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term "indicative value" refers to the value at a given time determined based on the following equation:
Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $50

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The closing level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).
The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indexes underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.
BACK TO TOP

[1] The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee *times* the principal amount of your Securities *times* the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

[2] The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | BARCLAYS GLOBAL INVESTORS | PRESS RELEASES

©2008 Barclays Global Investors, N.A. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property of their respective owners.

PAGE TITLE iPath® Dow Jones-AIG Sugar Total Return Sub-IndexSM ETN

TAB Overview

URL http://www.ipathetn.com/iPath-Dow-Jones-AIG-Sugar-Total-Return-Subindex-ETN-overview.jsp

[Header Graphic]

iPath® Dow Jones-AIG Sugar Total Return Sub-IndexSM ETN (SGG)

The Dow Jones-AIG Sugar Total Return Sub-IndexSM is a sub-index of the Dow Jones-AIG Commodity Index Total ReturnSM and is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index as well as the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Dow Jones-AIG Sugar Total Return Sub-IndexSM is a single-commodity sub-index currently consisting of one futures contract on the commodity of sugar, which is included in the Dow Jones-AIG Commodity Index Total ReturnSM.

[Tabs]

OVERVIEW [Graphic] PRINT THIS PAGE

Market Data Profile Returns Correlations

Prospectus

Info Sheet

Commodities Basics

Using Commodities to Diversify

Indicative Value Information

Data Downloads (CSV Files)

Market Data As of [•]/[•]/2008

Closing Price N/A Volume N/A

Net Change N/A 20-Day Volume Average N/A

% Change N/A Shares Outstanding N/A

High N/A Market Capitalization* N/A

Low N/A Daily Indicative Value† N/A

* Market Capitalization = Daily Indicative Value x Shares Outstanding † Source: Barclays Bank PLC. The "Daily Indicative Value" is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.

Profile

Primary Exchange NYSE Arca Bloomberg Index Ticker DJAISBTR

Ticker SGG CUSIP 06739H214

Intraday Indicative Value Ticker SGG.IV Inception Date 06/24/2008

Bloomberg ETN Keystroke SGG<EQUITY><GO> Maturity Date 06/24/2038

Yearly Fee 0.75%¹

As of 05/31/2008

Returns

1 mo. 3 mo. 6 mo. YTD 1 Yr. 3 Yr. 5 Yr. 10 Yr. Since Note Incept.

Index -15.03% -34.15% -4.12% -13.83% -4.74% -2.52% -3.61% 1.59% N/A

iPath Indicative Value Return N/A N/A N/A N/A N/A N/A N/A N/A N/A

As of 05/31/2008

Market Price Returns

1 mo. 3 mo. 6 mo. YTD 1 Yr. 3 Yr. 5 Yr. 10 Yr. Since Note Incept.

iPath Market Price Return N/A N/A N/A N/A N/A N/A N/A N/A N/A

Source: BGI. Period ending 05/08. The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.

As of 05/31/2008

Correlations

Dow Jones-AIG Sugar Total Return Sub-IndexSM 1.00

Dow Jones-AIG Commodity Index Total ReturnSM 0.29

S&P GSCITM Total Return Index 0.22

S&P 500® Index -0.20

Lehman U.S. Aggregate Index -0.14

MSCI EAFE Index -0.02

Sources: Dow Jones, AIG-FP, MSCI, Inc, Lehman Brothers, S&P, BGI (05/03-05/08) based on monthly returns.

Index Returns Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions which will reduce actual returns.

Indicative Value Returns The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date. A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value An intraday "indicative value" meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the daily indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term "indicative value" refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level)—Current Investor Fee Where: Principal Amount per Unit = $50 Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor. Initial Index Level = The closing level of the relevant index on the inception date. Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indexes underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹ The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

2 The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | BARCLAYS GLOBAL INVESTORS | PRESS RELEASES

©2008 Barclays Global Investors, N.A. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property of their respective owners.

PAGE TITLE iPath® Dow Jones-AIG Aluminum Total Return Sub-IndexSM ETN

TAB Overview

URL http://www.ipathetn.com/iPath-Dow-Jones-AIG-Aluminum-Total-Return-Subindex-ETN-overview.jsp

[Header Graphic]

iPath® Dow Jones-AIG Aluminum Total Return Sub-IndexSM ETN (JJU)

The Dow Jones-AIG Aluminum Total Return Sub-IndexSM is a sub-index of the Dow Jones-AIG Commodity Index Total ReturnSM and is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index as well as the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Dow Jones-AIG Aluminum Total Return Sub-IndexSM is a single-commodity sub-index currently consisting of one futures contract on the commodity of aluminum, which is included in the Dow Jones-AIG Commodity Index Total ReturnSM.

[Tabs]

OVERVIEW [Graphic] PRINT THIS PAGE

Market Data Profile Returns Correlations

Prospectus

Info Sheet

Commodities Basics

Using Commodities to Diversify

Indicative Value Information

Data Downloads (CSV Files)

Market Data As of [•]/[•]/2008

Closing Price N/A Volume N/A

Net Change N/A 20-Day Volume Average N/A

% Change N/A Shares Outstanding N/A

High N/A Market Capitalization* N/A

Low N/A Daily Indicative Value† N/A

• Market Capitalization = Daily Indicative Value x Shares Outstanding † Source: Barclays Bank PLC. The "Daily Indicative Value" is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.

Profile

Primary Exchange NYSE Arca Bloomberg Index Ticker DJAIALTR

Ticker JJU CUSIP 06739H321

Intraday Indicative Value Ticker JJU.IV Inception Date 06/24/2008

Bloomberg ETN Keystroke JJU<EQUITY><GO> Maturity Date 06/24/2038

Yearly Fee 0.75%¹

As of 05/31/2008

Returns

1 mo. 3 mo. 6 mo. YTD 1 Yr. 3 Yr. 5 Yr. 10 Yr. Since Note Incept.

Index 0.46% -6.85% 14.46% 19.54% 0.13% 18.91% 16.20% 8.15% N/A

iPath Indicative Value Return N/A N/A N/A N/A N/A N/A N/A N/A N/A

As of 05/31/2008

Market Price Returns

1 mo. 3 mo. 6 mo. YTD 1 Yr. 3 Yr. 5 Yr. 10 Yr. Since Note Incept.

iPath Market Price Return N/A N/A N/A N/A N/A N/A N/A N/A N/A

Source: BGI. Period ending 05/08. The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.

As of 05/31/2008

Correlations

Dow Jones-AIG Aluminum Total Return Sub-IndexSM 1.00

Dow Jones-AIG Commodity Index Total ReturnSM 0.41

S&P GSCITM Total Return Index 0.13

S&P 500® Index 0.11

Lehman U.S. Aggregate Index -0.17

MSCI EAFE Index 0.26

Sources: Dow Jones, AIG-FP, MSCI, Inc, Lehman Brothers, S&P, BGI (05/03-05/08) based on monthly returns.

Index Returns Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

unmanaged and one cannot invest directly in an index.
BACK TO TOP

Market Returns
Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions which will reduce actual returns.
BACK TO TOP

Indicative Value Returns
The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.
BACK TO TOP

Redemption Value
Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units[2] of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date.

A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.
BACK TO TOP

Indicative Value
An intraday "indicative value" meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the daily indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term "indicative value" refers to the value at a given time determined based on the following equation:
Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level) - Current Investor Fee

Where:

Principal Amount per Unit = $50

Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor.

Initial Index Level = The closing level of the relevant index on the inception date.

Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).
The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indexes underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.
BACK TO TOP

[1] The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee *times* the principal amount of your Securities *times* the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

[2] The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | BARCLAYS GLOBAL INVESTORS | PRESS RELEASES

©2008 Barclays Global Investors, N.A. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property of their respective owners.

PAGE TITLE iPath® Dow Jones-AIG Lead Total Return Sub-IndexSM ETN

TAB Overview

URL http://www.ipathetn.com/iPath-Dow-Jones-AIG-Lead-Total-Return-Subindex-ETN-overview.jsp

[Header Graphic]

iPath® Dow Jones-AIG Lead Total Return Sub-IndexSM ETN (LD)

The Dow Jones-AIG Lead Total Return Sub-IndexSM is a sub-index of the Dow Jones-AIG Commodity Index Total ReturnSM and is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index as well as the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Dow Jones-AIG Lead Total Return Sub-IndexSM is a single-commodity sub-index currently consisting of one futures contract on the commodity of lead, which is included in the Dow Jones-AIG Commodity Index Total ReturnSM.

[Tabs]

OVERVIEW [Graphic] PRINT THIS PAGE

Market Data Profile Returns Correlations

Prospectus

Info Sheet

Commodities Basics

Using Commodities to Diversify

Indicative Value Information

Data Downloads (CSV Files)

Market Data As of [•]/[•]/2008

Closing Price N/A Volume N/A

Net Change N/A 20-Day Volume Average N/A

% Change N/A Shares Outstanding N/A

High N/A Market Capitalization* N/A

Low N/A Daily Indicative Value† N/A

* Market Capitalization = Daily Indicative Value x Shares Outstanding

Low	N/A	Daily Indicative Value†	N/A

** Market Capitalization = Daily Indicative Value x Shares Outstanding*

† Source: Barclays Bank PLC. The "Daily Indicative Value" is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.

BACK TO TOP

Profile

Primary Exchange	NYSE Arca	Bloomberg Index Ticker	DJAIPBTR
Ticker	LD	CUSIP	06739H263
Intraday Indicative Value Ticker	LD.IV	Inception Date	06/24/2008
Bloomberg ETN Keystroke	LD<EQUITY><GO>	Maturity Date	06/24/2038
Yearly Fee	0.75%¹		

BACK TO TOP

As of 05/31/2008
Returns

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	3 Yr.	5 Yr.	10 Yr.	Since Note Incept.
Index	-27.42%	-40.93%	-35.07%	-22.30%	-10.52%	37.54%	46.58%	18.26%	N/A
iPath Indicative Value Return	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

As of 05/31/2008
Market Price Returns

	1 mo.	3 mo.	6 mo.	YTD	1 Yr.	3 Yr.	5 Yr.	10 Yr.	Since Note Incept.
iPath Market Price Return	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Source: BGI. Period ending 05/08.

The performance quoted represents past performance and does not guarantee future results. *Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.*

BACK TO TOP

As of 05/31/2008
Correlations

Dow Jones-AIG Lead Total Return Sub-Index℠	1.00
Dow Jones-AIG Commodity Index Total Return℠	0.27

As of 05/31/2008

Correlations

Dow Jones-AIG Lead Total Return Sub-IndexSM 1.00

Dow Jones-AIG Commodity Index Total ReturnSM 0.27

S&P GSCITM Total Return Index 0.03

S&P 500® Index 0.27

Lehman U.S. Aggregate Index 0.06

MSCI EAFE Index 0.35

Sources: Dow Jones, AIG-FP, MSCI, Inc, Lehman Brothers, S&P, BGI (05/03-05/08) based on monthly returns.

Index Returns Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions which will reduce actual returns.

Indicative Value Returns The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date. A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value An intraday "indicative value" meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the daily indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term "indicative value" refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level)—Current Investor Fee Where: Principal Amount per Unit = $50 Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor. Initial Index Level = The closing level of the relevant index on the inception date. Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indexes underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹ The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

2 The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | BARCLAYS GLOBAL INVESTORS | PRESS RELEASES

©2008 Barclays Global Investors, N.A. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property of their respective owners.

PAGE TITLE iPath® Dow Jones-AIG Tin Total Return Sub-IndexSM ETN

TAB Overview

URL http://www.ipathetn.com/iPath-Dow-Jones-AIG-Tin-Total-Return-Subindex-ETN-overview.jsp

[Header Graphic]

iPath® Dow Jones-AIG Tin Total Return Sub-IndexSM ETN (JJT)

The Dow Jones-AIG Tin Total Return Sub-IndexSM is a sub-index of the Dow Jones-AIG Commodity Index Total ReturnSM and is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index as well as the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Dow Jones-AIG Tin Total Return Sub-IndexSM is a single-commodity sub-index currently consisting of one futures contract on the commodity of tin, which is included in the Dow Jones-AIG Commodity Index Total ReturnSM.

[Tabs]

OVERVIEW [Graphic] PRINT THIS PAGE

Market Data Profile Returns Correlations

Prospectus

Info Sheet

Commodities Basics

Using Commodities to Diversify

Indicative Value Information

Data Downloads (CSV Files)

Market Data As of [•]/[•]/2008

Closing Price N/A Volume N/A

Net Change N/A 20-Day Volume Average N/A

% Change N/A Shares Outstanding N/A

High N/A Market Capitalization* N/A

Low N/A Daily Indicative Value† N/A

* Market Capitalization = Daily Indicative Value x Shares Outstanding † Source: Barclays Bank PLC. The "Daily Indicative Value" is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.

Profile

Primary Exchange NYSE Arca Bloomberg Index Ticker DJAISNTR

Ticker JJT CUSIP 06739H198

Intraday Indicative Value Ticker JJT.IV Inception Date 06/24/2008

Bloomberg ETN Keystroke JJT<EQUITY><GO> Maturity Date 06/24/2038

Yearly Fee 0.75%¹

Profile

Primary Exchange NYSE Arca Bloomberg Index Ticker DJAISNTR

Ticker JJT CUSIP 06739H198

Intraday Indicative Value Ticker JJT.IV Inception Date 06/24/2008

Bloomberg ETN Keystroke JJT<EQUITY><GO> Maturity Date 06/24/2038

Yearly Fee 0.75%¹

As of 05/31/2008

Returns

1 mo. 3 mo. 6 mo. YTD 1 Yr. 3 Yr. 5 Yr. 10 Yr. Since Note Incept.

Index -12.92% 7.51% 18.53% 23.55% 45.81% 43.46% 40.49% 18.04% N/A

iPath Indicative Value Return N/A N/A N/A N/A N/A N/A N/A N/A N/A

As of 05/31/2008

Market Price Returns

1 mo. 3 mo. 6 mo. YTD 1 Yr. 3 Yr. 5 Yr. 10 Yr. Since Note Incept.

iPath Market Price Return N/A N/A N/A N/A N/A N/A N/A N/A N/A

Source: BGI. Period ending 05/08. The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.

As of 05/31/2008

Correlations

Dow Jones-AIG Tin Total Return Sub-IndexSM 1.00

Dow Jones-AIG Commodity Index Total ReturnSM 0.32

S&P GSCITM Total Return Index 0.22

S&P 500® Index 0.07

Lehman U.S. Aggregate Index 0.08

MSCI EAFE Index 0.28

Sources: Dow Jones, AIG-FP, MSCI, Inc, Lehman Brothers, S&P, BGI (05/03-05/08) based on monthly returns.

Index Returns Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions which will reduce actual returns.

Indicative Value Returns The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date. A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value An intraday "indicative value" meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the daily indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term "indicative value" refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level)—Current Investor Fee Where: Principal Amount per Unit = $50 Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor. Initial Index Level = The closing level of the relevant index on the inception date. Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indexes underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹ The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

2 The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | BARCLAYS GLOBAL INVESTORS | PRESS RELEASES

©2008 Barclays Global Investors, N.A. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property of their respective owners.

PAGE TITLE iPath® Dow Jones-AIG Platinum Total Return Sub-IndexSM ETN

TAB Overview

URL http://www.ipathetn.com/iPath-Dow-Jones-AIG-Platinum-Total-Return-Subindex-ETN-overview.jsp

[Header Graphic]

iPath® Dow Jones-AIG Platinum Total Return Sub-IndexSM ETN (PGM)

The Dow Jones-AIG Platinum Total Return Sub-IndexSM is a sub-index of the Dow Jones-AIG Commodity Index Total ReturnSM and is intended to reflect the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the index as well as the rate of interest that could be earned on cash collateral invested in specified Treasury Bills. The Dow Jones-AIG Platinum Total Return Sub-IndexSM is a single-commodity sub-index currently consisting of one futures contract on the commodity of platinum, which is included in the Dow Jones-AIG Commodity Index Total ReturnSM.

[Tabs]

OVERVIEW [Graphic] PRINT THIS PAGE

Market Data Profile Returns Correlations

Prospectus

Info Sheet

Commodities Basics

Using Commodities to Diversify

Indicative Value Information

Data Downloads (CSV Files)

Market Data As of [•]/[•]/2008

Closing Price N/A Volume N/A

Net Change N/A 20-Day Volume Average N/A

% Change N/A Shares Outstanding N/A

High N/A Market Capitalization* N/A

Low N/A Daily Indicative Value† N/A

Market Capitalization = Daily Indicative Value x Shares Outstanding † Source: Barclays Bank PLC. The "Daily Indicative Value" is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.

Primary Exchange NYSE Arca Bloomberg Index Ticker DJAIPLTR

Ticker PGM CUSIP 06739H255

Intraday Indicative Value Ticker PGM.IV Inception Date 06/24/2008

Bloomberg ETN Keystroke PGM<EQUITY><GO> Maturity Date 06/24/2038

Yearly Fee 0.75%¹

As of 05/31/2008

Returns

1 mo. 3 mo. 6 mo. YTD 1 Yr. 3 Yr. 5 Yr. 10 Yr. Since Note Incept.

Index 4.21% -7.43% 33.62% 26.61% 51.08% 33.15% 29.04% 25.51% N/A

iPath Indicative Value Return N/A N/A N/A N/A N/A N/A N/A N/A N/A

As of 05/31/2008

Market Price Returns

1 mo. 3 mo. 6 mo. YTD 1 Yr. 3 Yr. 5 Yr. 10 Yr. Since Note Incept.

iPath Market Price Return N/A N/A N/A N/A N/A N/A N/A N/A N/A

Source: BGI. Period ending 05/08. The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.

As of 05/31/2008

Correlations

Dow Jones-AIG Platinum Total Return Sub-IndexSM 1.00

Dow Jones-AIG Commodity Index Total ReturnSM 0.56

S&P GSCITM Total Return Index 0.35

S&P 500® Index -0.14

Lehman U.S. Aggregate Index 0.10

MSCI EAFE Index 0.04

Sources: Dow Jones, AIG-FP, MSCI, Inc, Lehman Brothers, S&P, BGI (05/03-05/08) based on monthly returns.

Index Returns Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions which will reduce actual returns.

Indicative Value Returns The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date. A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value An intraday "indicative value" meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the daily indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term "indicative value" refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level)—Current Investor Fee Where: Principal Amount per Unit = $50 Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor. Initial Index Level = The closing level of the relevant index on the inception date. Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indexes underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹ The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

2 The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | BARCLAYS GLOBAL INVESTORS | PRESS RELEASES

©2008 Barclays Global Investors, N.A. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property of their respective owners.

PAGE TITLE	iPath® Global Carbon ETN
TAB	Overview
URL	http://www.ipathetn.com/iPath-Global-Carbon-ETN-overview.jsp

[Header Graphic]

iPath® Global Carbon ETN **(GRN)**

The Barclays Capital Global Carbon Index Total Return™ ("BGCITR") is designed to measure the performance of the most liquid carbon-related credit plans and is designed to be an industry benchmark for carbon investors. Each carbon–related credit plan included in the BGCITR is represented by the most liquid instrument available in the marketplace. The BGCITR expects to incorporate new carbon-related credit plans as they develop around the world. The BGCITR currently includes two carbon-related credit plans: European Union Emission Trading Scheme or EU ETS Phase II and Kyoto Protocol's Clean Development Mechanism.

[Tabs]

OVERVIEW Market Data Profile [Graphic] PRINT THIS PAGE Returns Correlations

Related Links

- Prospectus
- Info Sheet
- The Basics of Carbon Emissions
- Barclays Capital Global Carbon Index Guide
- Indicative Value Information
- Data Downloads (CSV Files)

Market Data		As of [•]/[•]/2008	
Closing Price	N/A	Volume	N/A
Net Change	N/A	20-Day Volume Average	N/A
% Change	N/A	Shares Outstanding	N/A
High	N/A	Market Capitalization*	N/A
Low	N/A	Daily Indicative Value†	N/A

** Market Capitalization = Daily Indicative Value x Shares Outstanding*

† Source: Barclays Bank PLC. The "Daily Indicative Value" is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.

BACK TO TOP

Profile			
Primary Exchange	NYSE Arca	Bloomberg Index Ticker	BXIIGCUT
Ticker	GRN	CUSIP	06739H164
Intraday Indicative Value Ticker	GRN.IV	Inception Date	06/24/2008

Primary Exchange NYSE Arca Bloomberg Index Ticker BXIIGCUT

Ticker GRN CUSIP 06739H164

Intraday Indicative Value Ticker GRN.IV Inception Date 06/24/2008

Bloomberg ETN Keystroke GRN<EQUITY><GO> Maturity Date 06/24/2038

Yearly Fee 0.75%¹

Profile

Primary Exchange NYSE Arca Bloomberg Index Ticker BXIIGCUT

Ticker GRN CUSIP 06739H164

Intraday Indicative Value Ticker GRN.IV Inception Date 06/24/2008

Bloomberg ETN Keystroke GRN<EQUITY><GO> Maturity Date 06/24/2038

Yearly Fee 0.75%¹

As of 05/31/2008

Returns

1 mo. 3 mo. 6 mo. YTD 1 Yr. 3 Yr. 5 Yr. 10 Yr. Since Note Incept.

Index 9.72% 21.56% 14.93% 15.17% 17.61% N/A N/A N/A N/A

iPath Indicative Value Return N/A N/A N/A N/A N/A N/A N/A N/A N/A

As of 05/31/2008

Market Price Returns

1 mo. 3 mo. 6 mo. YTD 1 Yr. 3 Yr. 5 Yr. 10 Yr. Since Note Incept.

iPath Market Price Return N/A N/A N/A N/A N/A N/A N/A N/A N/A

Source: BGI. Period ending 05/08.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.

As of 05/31/2008

Correlations

Barclays Capital Global Carbon Index Total ReturnTM 1.00

Dow Jones-AIG Commodity Index Total ReturnSM 0.39

S&P 500® Index 0.53

Lehman U.S. Aggregate Index -0.58

MSCI EAFE Index 0.80

MSCI All Country World Index 0.72

MSCI Emerging Markets Index 0.63

Russell 2000 Index 0.47

Sources: MSCI, Inc, Lehman Brothers, S&P, Barclays Capital, Russell, BGI (05/07-05/08) based on monthly returns.

Index Returns Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Price Returns Market Price Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Price Returns do not account for brokerage commissions which will reduce actual returns.

Indicative Value Returns The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Redemption Value Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a Daily Redemption Value, which is equal to the principal amount per unit times the index factor on the applicable Valuation Date less the investor fee on the applicable Valuation Date. At least 50,000 units2 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any Redemption Date. A Redemption Date is the third business day following each valuation date. Valuation Date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value An intraday "indicative value" meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term "indicative value" refers to the value at a given time determined based on the following equation:

Indicative Value = Principal Amount per Unit X (Current Index Level / Initial Index Level)—Current Investor Fee Where: Principal Amount per Unit = $50 Current Index Level = The most recent published level of the index underlying your iPath ETN as reported by the relevant index sponsor. Initial Index Level = The level of the relevant index on the inception date. Current Investor Fee = The most recent daily calculation of the investor fee with respect to an iPath ETN, determined as described above (which, during any trading day, will be the investor fee determined on the preceding calendar day).

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of the iPath ETNs, nor do they reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indices underlying each iPath ETN may occasionally be subject to delay or postponement. Any such delays or postponements will affect the Current Index Level and therefore the indicative value of each iPath ETN. Index levels provided by the sponsors of the indices underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying commodities markets. For this reason and others, the actual trading price of the iPath ETN may be different from their indicative value.

¹ The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

2 The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 units, applicable to all holders, at the time the reduction becomes effective.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | BARCLAYS GLOBAL INVESTORS | PRESS RELEASES

©2008 Barclays Global Investors, N.A. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property of their respective owners.

PAGE TITLE iPath® Global Carbon ETN

TAB Sector Weightings

URL http://www.ipathetn.com/iPath-Global-Carbon-ETN-sector.jsp

[Header Graphic]

iPath® Global Carbon Index ETN (GRN)

The Barclays Capital Global Carbon Index Total ReturnTM (“BGCITR”) is designed to measure the performance of the most liquid carbon-related credit planss and is designed to be an industry benchmark for carbon investors. Each carbon–related credit plan included in the BGCITR is represented by the most liquid instrument available in the marketplace. The BGCITR expects to incorporate new carbon-related credit plans as they develop around the world. The BGCITR currently includes two carbon-related credit plans: European Union Emission Trading Scheme or EU ETS Phase II and Kyoto Protocol’s Clean Development Mechanism.

PIE CHART

EUA: 81.90%, CER: 18.10%

Sources: Barclays Capital as of 5/31/08.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | BARCLAYS GLOBAL INVESTORS | PRESS RELEASES

©2008 Barclays Global Investors, N.A. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property of their respective owners.

Overwiew index components sector weightings print this page